SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. 1)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 MICROTEST, INC.
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                (Name of Registrant as Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:

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2)  Aggregate number of securities to which transaction applies:

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3)  Per unit price or other underlying value of transaction computed pursuant to
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5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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
                                MICROTEST, INC.
                             4747 North 22nd Street
                             Phoenix, Arizona 85016

                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 12, 1998

     To our Shareholders:

          The 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Microtest, Inc. (the "Company") will be held at 10:00 A.M., Arizona Time, on Tuesday, May 12, 1998 at the Doubletree La Posada Resort, 4949 East Lincoln Drive, Scottsdale, Arizona, for the following purposes:

1. To elect two class II directors to the Board of Directors to serve for a three-year term;

2.   To approve the 1998 Director Compensation Plan;

3.   To  transact  such other  business as may  properly  come before the Annual
     Meeting.

          Each outstanding share of the Company's Common Stock entitles the holder of record at the close of business on March 26, 1998, to vote at the Annual Meeting or any adjournment thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. A copy of the Company's 1997 Annual Report to Shareholders (which includes the Company's Form 10-K for the year ended December 31, 1997 and audited financial statements), is enclosed. Management cordially invites you to attend the Annual Meeting.

                                        By Order of the Board of Directors




     Phoenix, Arizona                                            John J. O'Block
     April 6, 1998                                                     Secretary


                                    IMPORTANT
     SHAREHOLDERS ARE EARNESTLY REQUESTED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                                 MICROTEST, INC.
                             4747 North 22nd Street
                             Phoenix, Arizona 85016

                                 PROXY STATEMENT

       This Proxy Statement is furnished to the shareholders of Microtest, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 12, 1998. The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials were mailed on or about April 6, 1998, to shareholders of record at the close of business on March 26, 1998.

       A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by either: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or
(iii) sending written notice of revocation to the Secretary of the Company at 4747 North 22nd Street, Phoenix, Arizona 85016.

       The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the outstanding Common Stock of the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph.

                          VOTING SECURITIES OUTSTANDING

       Only holders of record of Common Stock at the close of business on March 26, 1998, will be entitled to vote at the Annual Meeting. At the date, there were 8,209,248 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which shareholders may vote. There is no cumulative voting in the election of directors.

       Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting and such inspector will determine whether or not a quorum is present. The inspector of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

       The Board of Directors of the Company currently consists of six members. The present terms of Richard G. Meise and Steven G. Mihaylo, who are Class II incumbent directors, will expire at the Annual Meeting. Messrs. Meise and Mihaylo have been nominated for re-election as directors of the Company and, unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election of Mr. Meise and Mr. Mihaylo as directors of the Company. If either of them becomes unavailable for any reason, or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxy. The nominees receiving the highest number of votes cast at the Annual Meeting will be elected. The directors elected will serve for three years and until their successors are duly elected and qualified.

                  APPROVAL OF THE MICROTEST, INC. 1998 DIRECTOR
                                COMPENSATION PLAN
                                (Proposal No. 2)

       The  Company's  Board of Directors has approved and  recommends  that the stockholders approve the adoption of the Microtest, Inc. 1998 Director Compensation Plan (the "Director Plan"), for non-employee directors of the Company. The Director Plan sets forth the Board compensation paid by the Company to non-employee directors and authorizes two types of automatic grants of nonqualified stock options to all non-employee directors of the Company. Currently, the Company's Board of Directors is composed of five non-employee directors. The total number of shares of Common Stock available for awards under the Director Plan is 150,000. The closing price for the Common Stock on March 26, 1998, as reported on NASDAQ, was $5.50 per share.

       The Company currently maintains two option plans for its non-employee directors. One plan, the non-employee directors Stock Option Plan, provides for a one-time grant of 10,000 options to a non-employee director upon his or her first election to office. The other plan, the Annual non-employee directors Stock Option Plan, provides for the automatic grant of 5,000 options each year to each non-employee director as of the third business day after public announcement of the Company's annual earnings. If the Director Plan is approved, these plans would be superseded and terminated, except for grants of options already outstanding.

       The Board believes that adoption of the Director Plan will promote the success and enhance the value of the Company by (i) strengthening the Company's ability to attract and retain the services of experienced and knowledgeable persons as non-employee directors of the Company, and (ii) linking the personal interest of non-employee directors to those of the Company's shareholders. The Director Plan, if approved by shareholders, has an effective date of January 1, 1998.

       The Board of Directors of the Company or a committee, appointed by the Board, will administer the Director Plan, which initially sets forth a $8,000 annual retainer for non-employee directors and provides for annual option grants to purchase 1,000 shares in 1998 and 5,000 shares thereafter and anniversary option grants to purchase 10,000 shares of the Company's Common Stock. The exercise of annual grants is conditioned upon the directors owning 5,000 shares of the Company's common stock. The following summary of the Director Plan is qualified in its entirety by reference to the Director Plan, a copy of which is included at the end of this proxy statement as Appendix A.

                         Description of Available Awards

       Board Compensation

       Each non-employee director is entitled to an annual retainer of $8,000 for consideration for service on the Board plus a $2,000 annual retainer for each committee membership, or such other amount as determined from time to time by the Board. The annual retainer is the annual fee paid by the Company to the director but does not include Board and committee fees. This annual retainer will be paid quarterly in cash.

       Each non-employee director will be entitled to a fee equal to $1,500 for each Board meeting, a fee equal to $1,000 for each Board committee meeting that is not in conjunction with a Board meeting and a fee equal to $750 for each telephonic Board or committee meeting attended. Such amounts may be adjusted from time to time in the Board's discretion. In addition, the Company will reimburse each non-employee director for reasonable expenses incurred by the non-employee director for traveling to and attending Board and Board committee meetings.


       Stock Options

       Under the Plan, a non-employee director is entitled to two types of option grants.

       The  first is the  annual  option  grant  under  which  the  non-employee director will be granted an option to purchase 1,000 shares in 1998 and 5,000 shares thereafter of the Company's Common Stock on the third business day following the public release of the Company's fiscal year-end earnings information. These annual option grants are immediately exercisable and the exercise price is equal to the fair market value of the per share price of the Company's Common Stock on the date of grant. Under the current Microtest Annual non-employee director

Stock Option Plan, the five Microtest non-employee directors are entitled to an annual grant of 5,000 shares, which required that 25,000 shares be available under that plan for 1998. However, only 20,000 shares were available for grant under that plan. To make up the difference, options to purchase 1,000 shares to each non-employee director have been granted in 1998, subject to stockholder approval.

       The second type of option grant is the anniversary option grant under which the non-employee director will be granted an option to purchase 10,000 shares of the Company's Common Stock upon first being elected or appointed to the Board and thereafter on the third business day following the public release of the Company's fiscal or quarterly earnings information immediately following the third anniversary of the non-employee director's election or appointment to the Board and each successive third year anniversary thereafter. Twenty-five percent of the anniversary option grants is immediately exercisable and vest 25% over the next three years. In the event of a "Change of Control", as defined in the Director Plan, all options will become exercisable. The exercise price of the anniversary option grants is equal to the fair market value of the per share price of the Company's Common Stock on the date of grant.

       If a director granted options under the Director Plan ceases to be a director for any reason the director will forfeit his or her unvested options. The vested but unexercised options will be exercisable for one year after ceasing to be a director.

       The grant of an option to a non-employee director under the Director Plan will not produce any taxable income to the director, and the Company will not be entitled to a deduction at that time. On the date the option is exercised, the director will recognize ordinary income equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. The Company is entitled to a corresponding deduction in the same amount and in the same year in which the director recognizes income.

       Subject to shareholder approval, the Company has granted 1,000 options to each of the Company's five non-employee directors under the Director Plan under the annual grant provisions. In addition, the Company has granted options to acquire 10,000 shares of common stock under the Director Plan to Roger Ferguson, Steven Mihaylo, William Turner and Dianne Walker, under the anniversary grant provisions, also subject to shareholder approval.

             INFORMATION CONCERNING DIRECTORS, NOMINEES AND OFFICERS

       Information concerning the names, ages, terms, positions with the Company and business experience of the Company's current directors, director nominees and executive officers is set forth below.

Name                           Age        Position                       Term
----                           ---        --------                       ----
                                                                         Expires
                                                                         -------
Richard G. Meise               62         Chairman of the Board and       1998
                                          Chief Executive Officer

Steven G. Mihaylo(2)           54         Director                        1998

Roger C. Ferguson(1)(2)        54         Director                        1999

William C. Turner(2)           68         Director                        2000

Dianne C. Walker(1)(2)         41         Director                        2000

Kent C. Mueller(1)             57         Director                        2001

Charles V. Mihaylo             51         President and Chief             ---
                                          Operating Officer

John J. O'Block                57         Vice President of               ---
                                          Operations, Chief
                                          Financial Officer,
                                          Treasurer and Secretary

David R. Coffin                44         Vice President of               ---
                                          Research and
                                          Development

--------------------
(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.

Tim M. Furst                   42         Vice President of               ---
                                          Sales-Asia Pacific
                                          and the Americas

Klaus M. Romanek               48         Vice President and              ---
                                          Managing Director of
                                          European Operations


Robert M. Tanner               60         Vice President of               ---
                                          Marketing and Services


       Richard G. Meise has been Chief Executive Officer and a director of the Company since September 1993. In March 1997, he was elected to serve as the Chairman of the Board. Mr. Meise served as the Company's President from October 1993 until June 1997 and as the Company's Executive Vice President from June 1993 until September 1993. From February 1991 to June 1993, Mr. Meise was the President and Chief Executive Officer of Fluent, Inc., a digital video network manufacturer. From 1989 to 1991, Mr. Meise served as the President and Chief Executive Officer of Alloy Computer Products, Inc., a PC and software products company. Mr. Meise was the President and Chief Operating Officer of Banyan Systems, Inc., a publicly-held manufacturer of networking software, from 1986 to 1989.

       Steven G. Mihaylo has served as a director of the Company since August 1994. Since 1969, he has been the Chief Executive Officer of Inter-Tel, Inc., a publicly-held company that designs, manufactures and services digital and analog telephone systems and voice processing systems, and provides long distance services. Mr. Mihaylo has also served as a director of MicroAge, Inc., a publicly-held company that markets and distributes information technology products and services, since 1988. Mr. Mihaylo is the brother of Charles V. Mihaylo, the Company's President and Chief Operating Officer.

       Roger C. Ferguson has served as a director of the Company since September 1993. He served as Chairman of the Board from March 1994 to March 1997. Mr. Ferguson was the Chief Executive Officer of Datatools, Inc., a software tools manufacturer, from August 1993 until the Company was sold in 1997. From December 1987 to June 1993, Mr. Ferguson was the Chief Operating Officer of

Network General, a publicly-held company that manufacturers diagnostic products for local area networks.

       William C. Turner has served as a director of the Company since February 1995. Mr. Turner has been the Chairman of the Board and Chief Executive Officer of Argyle Atlantic Corporation, an international consulting firm to multi-national corporations, since 1977. Since 1985, Mr. Turner has served as Chairman of the International Advisory Council for Avon products, a publicly-held company that manufactures cosmetics and related products. Mr. Turner has also served as a director for Goodyear Tire and Rubber Company, a publicly-held company that manufactures tires and related products, since 1978, and a director of Rural/Metro Corporation, a publicly-held company that provides emergency transport services, since 1993.

       Dianne C. Walker has served as a director of the Company since January 1994. Ms. Walker has acted as a consultant on electric utility merger and acquisitions to various investment banking firms, including Bear Stearns and Kidder Peabody, since 1990. From January 1983 to October 1989, Ms. Walker served as an assistant Vice President of Pacific Telecom, Inc.'s Venture Capital Portfolio. Pacific Telecom is an independent telephone company and a subsidiary of PacifiCorp where Ms. Walker served as a Director of Mergers and Acquisitions for May 1987 to October 1989. Ms. Walker currently is on the Board of Directors of Comdial Corporation, a publicly-held company that manufactures telephone equipment. In addition, Ms. Walker serves on the Board of Directors of Satellite Technology Management Wireless, a publicly-held wireless communications service company and equipment manufacturer, and Arizona Public Service, a utility company.

       Kent C. Mueller has served as a director of the Company since December 1997. Mr. Mueller has served as the President and Chief Executive Officer of Kent Mueller Ventures, a high technology oriented investment fund, since March, 1996. In August, 1986, Mr. Mueller founded Mastersoft, Inc., a computer software developer, and served as its President and Chief Executive Officer until it was acquired by Adobe Systems, Inc. in October, 1995. Prior to Mastersoft, Inc., Mr. Mueller held senior executive positions with Capex/Computer Associates, Intel Corporation and Ampex Corporation. Additionally, Mr. Mueller has served as Chairman and director of XANTEL Corporation, director of Quality Care Solutions, Inc. and director of CoreData, Inc. Mr. Mueller is a trustee and member of the executive committee of Westminster College in Fulton, Missouri, is a founder of the Arizona Software Association and was named Inc. Magazine's Arizona High Tech Entrepreneur of the Year in 1994.

       Charles V. Mihaylo assumed the position of President and Chief Operating Officer of the Company in June 1997. Prior to his current position, he was President of long-distance reseller Inter-Tel NetSolutions, Inc. from 1994 through 1997.

Mr. Mihaylo was President and Chief Executive Officer of OMAC, Inc., a research and development aircraft company from 1983 to 1993. He founded and formed his own full-service accounting firm in 1972. In 1984, it was sold to Coopers & Lybrand L.L.P. Mr. Mihaylo began his career as an auditor for Hurdman & Cranston, Penny & Company, an international accounting firm, where he progressed through various managerial positions between 1967 and 1971 and was at a local CPA firm from 1971 to 1972 until starting his own firm. Mr. Mihaylo is the brother of Steven G. Mihaylo, a director of the Company.

       John J. O'Block joined Microtest in November 1997 as Vice President, Operations and Chief Financial Officer. From 1994 to 1997, he was Executive Vice President and Chief Financial Officer for Inter-Tel NetSolutions, Inc., a long-distance reseller. From 1988 through 1993, Mr. O'Block performed various roles at OMAC, Inc., including Vice President, Finance and Chief Financial Officer, Corporate Secretary, Treasurer and member of the Board of Directors. Mr. O'Block's tenure with the Baker Division of Otis Elevator Company began in 1968 and spanned almost twenty years. There he progressed through several managerial levels, ultimately achieving the position of Controller and a seat on the Board of Directors.

       David R. Coffin was named Vice President, Research & Development for the Company in July 1997. He joined Microtest in 1996 as Vice President of the Network Connectivity Division. Prior to Microtest, Mr.Coffin was President and CEO for Irys Networking Corporation, a microcomputer networking technology development firm, from 1991 to 1995. He also was Director of the Networked MicroSystems operation of Group Bull from 1987 to 1990. From 1982 to 1986, Mr. Coffin held the position of Systems & Networks Marketing Manager at Intel Corporation. He is on the Arizona Software Association's Board of Directors and is a published writer of technical articles and research papers.

       Tim M. Furst has served as the Company's Vice President of Sales - Asia Pacific and The Americas for Microtest, Inc. since July 1997. For the two years prior to this appointment, Mr. Furst headed up the Company's Sales Team in North and South America. Mr. Furst joined Microtest in 1991 and orchestrated the Company's international growth. Prior to joining Microtest, Mr. Furst held numerous Sales and Executive Management positions in the computer industry. He served in the U.S. Air Force as a Captain and Search and Rescue Pilot. Mr. Furst is a graduate of the U.S. Air Force Academy and earned his MBA at the University of North Dakota.

       Dr. Klaus Romanek joined Microtest in October 1997 as Vice President and Managing Director of the European Operations and a member of the Board of Directors of Microtest GmbH, Microtest Europe Limited and H+H Zebtrumfuer Rechnerkommunikation GmbH. Before joining Microtest, Dr. Romanek worked for six years at Wavetek, where he served as Vice President and General Manager of the Munich-based Sales and Marketing Operation and later for the Wireless

Division in Germany. He also served on the Board of Directors for Wavetek's Austrian Division. Prior to his employment at Wavetek, Dr. Romanek worked in a number of marketing functions for Kontron Elektronik GmbH, a subsidiary of Hofmann LaRoche, later BMW. During that time, he served as a member of the Board of Directors for Createc GmbH, a wholly owned subsidiary of Kontron. Dr. Romanek holds a Master's Degree and Ph.D. in Physics from the University of Stuttgart, Germany, where he specialized in semiconductor and laser physics.

       Robert M. Tanner has served as the Company's Vice President of Marketing and Services since July 1997. From May 1994 to June 1997, Mr. Tanner was the Vice President of Worldwide Field Operations. From February 1992 to April 1994, Mr. Tanner was the Vice President of U.S. Sales for Data General Corporation, a publicly-held company that manufactures computers and computer peripheral equipment. From February 1988 to October 1991, he was the Senior Vice President of Worldwide Field Operations of Sequent Computer Systems, Inc., a publicly-held computer manufacturer.

              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         During the year ended December 31, 1997, the Board of Directors of the Company met or acted by written consent on eleven occasions. Each of the Company's directors attended more than 75% of the meetings of the Board of Directors and the meetings held by committees of the Board on which such director served.

       Compensation Committee. The Compensation Committee of the Board of Directors, which met or acted by written consent four times during 1997, reviews all aspects of compensation of officers of the Company and determines or makes recommendations on such matters to the full Board of Directors. The report of the Compensation Committee for 1997 is set forth below.

       Audit Committee. The Audit Committee, which met six times during 1997, represents the Board of Directors in evaluating the quality of the Company's financial reporting process and internal financial controls through consultations with the independent auditors, internal management and the Board of Directors.

       Other Committees. The Company does not maintain a standing nominating committee or other committees performing similar functions.

                              DIRECTOR COMPENSATION

       During 1997, the Company paid each non-employee director an $8,000 annual retainer for their service as a Board member plus a $2,000 annual retainer for each committee membership. In addition, non-employee directors received

$1,500 per Board meeting attended, $1,000 per committee meeting attended, and $750 per telephonic Board or committee meeting attended.

         The Company also has adopted two stock option plans under which options are granted to non-employee directors. Under the non-employee directors Stock Option Plan adopted in 1993, each non-employee director is entitled to a one-time grant of 10,000 options upon his or her first election as a director (or, for directors then in office, at the time the plan was adopted). One-fourth of the options vest immediately upon grant, and the remainder vest in equal increments annually over a three-year period. The following table sets forth the options received by the non-employee directors pursuant to the non-employee directors Stock Option Plan.


       OPTION GRANTS PURSUANT TO NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                        Number of Securities
                      Date of Grant   Underlying Stock Options   Exercise Price
                      -------------   ------------------------   --------------

Roger C. Ferguson        9/28/92              10,000                 $ 5.50

Dianne C. Walker         1/28/94              10,000                 $ 9.75

Steven G. Mihaylo         8/8/94              10,000                 $12.25

William C. Turner         2/1/95              10,000                 $23.50

Kent C. Mueller         12/12/97              10,000                 $ 4.75


       None of the non-employee directors listed above exercised any of their options under the non-employee directors Stock Option Plan during 1997.

         In January 1994, the Company adopted an Annual non-employee directors Stock Option Plan. Under the Annual non-employee directors Stock Option Plan, each non-employee director is entitled to a grant of 5,000 options each year at the end of the third business day after public announcement of the Company's annual earnings. The options vest six months and a day after the date of grant. The following table sets forth the options received by the non-employee directors pursuant to the Annual non-employee directors Stock Option Plan.

    OPTION GRANTS PURSUANT TO ANNUAL NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                                        Number of Securities
                      Date of Grant   Underlying Stock Options   Exercise Price
                      -------------   ------------------------   --------------

Roger C. Ferguson        1/28/94               5,000                $ 9.7500
                          2/7/95               5,000                $20.2500
                         2/16/96               5,000                $ 7.7500
                         2/14/97               5,000                $ 9.6875
                          2/9/98               4,000(1)             $ 6.6250

Steven G. Mihaylo         2/7/95               5,000                $20.2500
                         2/16/96               5,000                $ 7.7500
                         2/14/97               5,000                $ 9.6875
                          2/9/98               4,000(1)             $ 6.6250

William C. Turner         2/7/95               5,000                $20.2500
                         2/16/96               5,000                $ 7.7500
                         2/14/97               5,000                $ 9.6875
                          2/9/98               4,000(1)             $ 6.6250

Dianne C. Walker         1/28/94               5,000                $ 9.7500
                          2/7/95               5,000                $20.2500
                         2/16/96               5,000                $ 7.7500
                         2/14/97               5,000                $ 9.6875
                          2/9/98               4,000(1)             $ 6.6250

Kent C. Mueller           2/9/98               4,000(1)             $ 6.6250


(1) 4,000 shares were granted in 1998 because of the lack of options available for grant under this plan on February 9, 1998. An additional 1,000 options will be granted to each non-employee director upon approval of the 1998 Director Compensation Plan.

       None of the non-employee directors listed above exercised any of their options under the Annual non-employee directors Stock Option Plan during 1997.

         In addition to the grants issued under the non-employee directors Stock Option Plan and the Annual non-employee directors Stock Option Plan during 1997, each non-employee director was granted 4,000 options under the Company's Long-Term Incentive Stock Option Plan (the "LTIP") on June 4, 1997 with an exercise price of $3.875. These shares vest in 800 share increments over a five-year period.

                             EXECUTIVE COMPENSATION

       The table below sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1997, 1996, and 1995, of those persons who were, at December 31, 1997, (i) the Chief Executive Officer, and (ii) the other executive officers of the Company whose annual salary and bonus exceeded $100,000 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                        Long-Term
                                                    Annual Compensation                            Compensation Awards
                                  -------------------------------------------------------      ----------------------------
                                                                                               Securities
                                                                                               Underlying
  Name and                                                                   Other Annual         Stock        All Other
Principal Position                Year       Salary              Bonus       Compensation        Options    Compensation(1)
------------------                ----       ------              -----       ------------        -------    ---------------
Richard G. Meise                  1997      $235,000         $   --           $  6,000(4)           --        $ 61,433
Chief Executive Officer           1996       200,000           83,750(2)         6,000(4)         15,887        69,963
                                  1995       200,000           83,750(2)         6,000(4)         35,810         2,310

Charles V. Mihaylo(5)             1997      $117,565         $ 75,000(3)      $  3,500(4)        325,000      $    689
President and Chief
Operating Officer

Richard R. Douglas(6)             1997      $175,000         $   --               --                --        $  2,375
Vice President of Operations      1996       150,000           92,125             --               9,982         1,817
Chief Financial Officer           1995       150,000           92,125             --              22,500         2,250
Treasurer and Secretary

David R. Coffin(7)                1997      $125,000         $ 14,467         $   --              25,000      $ 16,945
Vice President of Research
and Development

Tim M. Furst(8)                   1997      $105,000         $   --           $151,146(9)         71,166      $  8,203
Vice President of Sales-Asia
Pacific and the Americas

Robert M. Tanner                  1997      $125,000         $   --           $ 51,353(10)          --        $ 30,909
Vice President of Marketing       1996       125,000             --             60,000(10)         7,985        42,247
and Service                       1995       125,000             --             58,910(10)        18,000         1,621

(1) Detail of amounts reported in the "All Other Compensation" column for 1997 and 1996 is provided in the table below. Split dollar insurance represents the present value of the interest projected to accrue for employee's benefit on current year's insurance premium paid by the Company. For a discussion of the Company's split-dollar life insurance program, see the report of the Compensation Committee for 1997 set forth below.

               Item                 Mr. Meise      Mr. Mihaylo      Mr. Douglas     Mr. Coffin  Mr. Furst       Mr. Tanner
                               ------------------    -------    ------------------    -------    -------    ------------------
                                 1997       1996       1997       1997       1996       1997       1997       1997       1996
                               -------    -------    -------    -------    -------    -------    -------    -------    -------
Company Contribution
  to Defined Contribution
  Savings Plan                 $ 2,375    $ 2,375    $   689    $ 2,375    $ 1,817    $ 1,775    $ 2,375    $   946    $   755
Split Dollar Insurance
  Premium Value                $59,058    $67,588    $  --      $  --      $  --      $15,170    $ 5,828    $29,963    $41,492
                               -------    -------    -------    -------    -------    -------    -------    -------    -------
    Total All Other
      Compensation             $61,433    $69,963    $   689    $ 2,375    $ 1,817    $16,945    $ 8,203    $30,909    $42,247
                               =======    =======    =======    =======    =======    =======    =======    =======    =======

(2) Represents the portion of 1994 deferred compensation which vested during the fiscal year ended December 31, 1995 and 1996.
(3)    Represents a signing bonus.
(4)    Represents a car allowance.
(5)    Mr. Mihaylo was hired by the Company in June 1997.

(6)    Mr. Douglas retired from the Company on December 31, 1997.
(7)    Mr. Coffin was named Vice  President of Research and  Development in July
       1997.
(8) Mr. Furst was named Vice President of the Americas and Asia Pacific Sales in July 1997.
(9) Represents a car allowance of $5,500 and sales commissions of $145,646 for the year ended December 31, 1997.
(10) Represents sales commissions of $51,353, $60,000 and $58,910 for the years ended December 31, 1997, 1996 and 1995 respectively.

       Except as otherwise noted, the following table sets forth information with respect to the grants of stock options pursuant to the Company's Long-Term Incentive Plan during the fiscal year ended December 31, 1997, to the named officers.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                            Individual Grants
                         ------------------------------------------------------     Potential Realizable
                                                                                      Value at Assumed
                                         % of Total                                   Annual Rates of
                         Number of       Options       Exercise                         Stock Price
                         Securities      Granted to    or Base                        Appreciation for
                         Underlying      Employees      Price                          Option Term (2)
                          Options        in Fiscal       (per        Expiration     ---------------------
       Name              Granted #         Year       share) (1)        Date        5% ($)        10% ($)
       ----              ---------         ----       ----------        ----        ------        -------
Richard G. Meise            --               --       $     --            --      $     --      $     --

Charles V. Mihaylo       150,000(3)            20%    $   3.8125        6/9/03       197,681       448,470
                         175,000(4)            23%    $   3.8125        6/9/07       426,469     1,080,757

Richard R. Douglas          --               --             --            --            --            --

David R. Coffin           10,000(5)             1%    $   3.8750        6/4/07        24,370        61,758
                          15,000(6)             2%    $   6.8125      10/22/07        64,265       162,861

Tim M. Furst              11,166(7)             1%    $   3.8750        6/4/07        27,211        68,958
                          30,000(8)             4%    $   6.8125      10/22/07       128,530       325,721
                          30,000(9)             4%    $   4.7500      12/12/07        89,617       227,108

Robert M. Tanner            --               --             --            --            --            --

(1) All options were granted at the fair market value (the closing price of the common stock on the NASDAQ National Market, as reported in the Wall Street Journal) on the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.
(2) Gains are reported net of option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock market conditions, as well as the optionholder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(3) Non-qualified stock options granted on June 9, 1997, pursuant to Mihaylo's employment agreements with the Company, which vest at the end of six years, but which will be accelerated at the rate of 25,000 shares per year upon satisfaction of performance criteria established by the Board of Directors, see "Employment Agreements" below. 25,000 shares have vested to date.
(4) Non-qualified stock options granted on June 9, 1997, pursuant to Mihaylo's employment agreements with the Company, which vest in 35,000 share increments over a five-year period beginning June 9, 1998, see "Employment Agreements" below.
(5) Incentive stock options granted on June 4, 1997, which vest in 2,000 share increments over a five-year period beginning June 4, 1998.
(6) Incentive stock options granted on October 22, 1997, which vest in 3,000 share increments over a five-year period beginning October 22, 1998.
(7) Incentive stock options granted on June 4, 1997, which vest in 2,233 share increments over a five-year period beginning June 4, 1998.
(8) Incentive stock options granted on October 22, 1997, which vest in 6,000 share increments over a five-year period beginning October 22, 1998.
(9) Non-qualified stock options granted on December 12, 1997, which vest in 6,000 share increments over a five-year period beginning December 12, 1998

       The following table sets forth information with respect to the exercise and value of stock options granted pursuant to the Company's Incentive Stock
Option Plan, Non-Qualified Stock Option Plan and Long-Term Incentive Plan, during the fiscal year ended December 31, 1997, to the Named Officers.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                      OPTION VALUE AS OF DECEMBER 31, 1997

                                                                        Number of                     Value of Unexercised
                                                                  Securities Underlying                   In-the-Money
                                                                   Unexercised Options                 Options at Fiscal
                             Shares                              at Fiscal Year End (#)                 Year End ($) (2)
                          Acquired On          Value             ----------------------                 ----------------
          Name            Exercise (#)    Realized ($)(1)    Exercisable     Unexercisable      Exercisable       Unexercisable
          ----            ------------    ---------------    -----------     -------------      -----------       -------------
Richard G. Meise               -             $ -                184,448          11,439            $ -               $       -

Charles V. Mihaylo             -             $ -                      -         325,000            $ -               $ 264,063

Richard R. Douglas             -             $ -                111,795           7,187            $ -               $       -

David M. Coffin                -             $ -                 14,381          61,977            $ -               $   7,500

Tim M. Furst                   -             $ -                 10,851          81,526            $ -               $   8,375

Robert M. Tanner               -             $ -                 52,236          30,749            $ -               $       -

(1) Represents the selling price of the underlying securities on the date of exercise minus the exercise price of the options.
(2) Represents the difference between the closing price of the Company's common stock on December 31, 1997 and the exercise price of the options.

                              EMPLOYMENT AGREEMENTS

       On June 9, 1997, the Company entered into an employment agreement with Charles V. Mihaylo that establishes Mr. Mihaylo's annual base salary at $200,000, provides for a bonus paid upon signing of the employment agreement of $75,000, includes non-qualified grants of 150,000 and 175,000 stock options, enables Mr. Mihaylo to participate in an executive bonus program, and provides for severance compensation in the amount of one year's salary in the event he is terminated without cause. The agreement is for a term of five years, but is terminable by the Company for cause. The agreement defines "cause" generally as a breach of the employment agreement, failure to follow the Board's directions, acts of dishonesty with respect to the Company, or criminal conduct. The employment agreement prohibits Mr. Mihaylo from competing with the Company for a period of one year following termination of employment with the Company. For information on the stock option grants, see "Option Grants in Last Fiscal Year" included above.

       The Company currently does not have employment agreements with any other of its executive officers.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

       The Company's Compensation Committee (the "Committee") is composed entirely of independent outside members of the Company's Board of Directors. The Committee reviews and approves each of the elements of the executive compensation program of the Company and periodically assesses the effectiveness and competitiveness of the program in total. In addition, the Committee administers the key provisions of the executive compensation program and reviews with the Board of Directors the compensation program for the Company's executives. The Committee has furnished the following report on executive compensation.

Overview and Philosophy

       The Company's compensation program for executive officers is primarily comprised of base salary, annual bonus and long-term incentives in the form of stock option grants. Executives also participate in various other benefit plans, including medical and retirement plans, generally available to all employees of the Company.

       The Company's philosophy is to pay base salaries to executives that enable the Company to attract, motivate and retain highly qualified executives. The annual bonus program is designed to reward for performance based primarily on financial results. Stock option grants are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as shareholders benefit from stock price appreciation.

Base Salary

       Each Company executive receives a base salary which, when aggregated with their maximum bonus amount, is intended to be competitive with similarly situated executives in the electronics industry. In determining salaries, the Committee also takes into account individual experience and performance and specific needs particular to the Company. The Company decreased the base salaries for several of its executive officers during 1997 to properly align their base salaries with the other executives in the Company as well as with other similar positions in company's comparable to Microtest.

Annual Bonus Program

       In addition to a base salary, executives are eligible to receive an annual bonus. At the beginning of each year, the Committee establishes a targeted maximum bonus for each executive and establishes performance criteria for the executive to achieve the bonus. The amount of the targeted bonus and the performance criteria vary with the position and role of the executive within the Company, although all bonuses are significantly tied to the Company's financial performance. The Company failed to achieve the internal goals set by the Committee. Therefore, no annual bonuses were earned in 1997.

Options

       The Company believes that it is important for executives to have an equity stake in the Company and, toward this end, makes option grants to key executives from time to time. In making option awards, the Committee reviews the level of awards granted to executives at other technology companies, the awards granted to other executives within the Company and the individual officer's specific role at the Company.

       In 1994, the Internal Revenue Code was amended to add a limitation on the tax deduction a publicly-held company may take on compensation aggregating more than $1 million for selected executives in any given year. The law and related regulations are subject to numerous qualifications and exceptions. Gains realized on non-qualified stock options, or incentive stock options that are subject to a "disqualifying disposition," are subject to the new tax limitation unless they meet certain requirements. To date, the Company has not been subject to the deductibility limitation and has generally structured its equity-based compensation to comply with the exception to the limitation. In connection with the hiring of Charles Mihaylo as Chief Operating Officer, the Company granted Mr. Mihaylo options to acquire shares of common stock. The grant was an integral part of Mr. Mihaylo's employment agreement and a significant inducement for him to join the Company and, accordingly, was not granted under a plan previously approved by the Company's shareholders. See

"Employment Agreements" above. If as a result of substantial appreciation in the Company's stock and the exercise of substantial option holdings Mr. Mihaylo's compensation were to exceed $1 million in a given year the excess may not be deductible. The compensation element of an option does not, however, result in a charge to earnings on the Company's financial statements.

Other Benefits

       Executive officers are eligible to participate in benefit programs designed for all full-time employees of the Company. These programs include medical, disability and life insurance and a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, as amended.

       In addition, the Company has purchased split-dollar life insurance for certain key personnel, including officers of the Company, to assist the Company in attracting, retaining and rewarding key personnel by providing tax-deferred capital accumulation. Under this plan, the Company pays the annual split-dollar life insurance premium in return for which the Company retains an assignment against the policy cash value and death benefit equal to its cumulative contributions. The Company will recover its total contributions at the earlier of (i) the date on which the cash surrender value equals the Company's total contributions or (ii) the death, termination or retirement of the insured. Upon retirement, the insured may keep his or her shares of the policy to provide continuing death benefit; surrender the policy for the cash surrender value; or annuitize the cash value for supplemental retirement income.

Chief Executive Officer Compensation

       In  September  1993,  Richard G. Meise was hired as the  Company's  Chief
Executive Officer. At the time he was hired, Mr. Meise entered into an employment agreement with the Company providing for an annual base salary, a bonus plan and stock options. The Agreement terminated in 1996 and Mr. Meise's compensation is now established annually by the Compensation Committee based upon the factors described above.

       During 1997, Mr. Meise received an annual base salary of $235,000. He did not receive a bonus award. As of March 26, 1998, Mr. Meise held options to purchase an aggregate of 220,887 shares with exercise prices ranging from $4.6875 to $7.8750 per share.

       This report is made by Dianne C. Walker and Roger C. Ferguson, who served on the Company's Compensation Committee for all of 1997 and William C. Turner who joined the Committee in June 1997. Steven G. Mihaylo served on the Compensation Committee until his resignation in June 1997.


                             COMPENSATION COMMITTEE

Dianne C. Walker                Roger C. Ferguson              William C. Turner

                          STOCK PRICE PERFORMANCE GRAPH

       The graph below compares cumulative total return of the Company, the Standard & Poor's (S&P) 500 Stock Index and the H & Q Technology Index from December 31, 1992 to December 31, 1997. The graph assumes that $100 was invested on December 31, 1992, and any dividends were reinvested.

                        MICROTEST, INC. STOCK PERFORMANCE

                 Dec     Mar     Jun    Sep     Dec     Mar    Jun     Sep
                 92      93      93     93      93      94      94     94
Microtest, Inc. 100.00   58.06   43.55  35.48   59.68   56.45  90.32  101.61
H&Q Technology  100.00  106.25  108.96 111.27  117.41  121.74 111.37  127.00
S&P 500         100.00  104.37  104.88 107.59  110.08  105.91 106.35  111.55

                 Dec     Mar     Jun    Sep     Dec     Mar    Jun     Sep
                 94      95      95     95      95      96     96      96
Microtest, Inc. 153.23  138.71  143.55 127.42   64.52   45.16  50.81   57.96
H&Q Technology  141.04  157.94  197.02 222.66  210.89  214.95 230.25  244.43
S&P 500         111.53  122.39  134.08 144.73  153.45  156.40 167.53  177.85

                 Dec     Mar     Jun    Sep     Dec
                 96      97      97     97      97
Microtest, Inc.  62.90   29.03   25.81  35.88   29.84
H&Q Technology  262.10  249.83  300.71 364.43  307.29
S&P 500         190.71  181.78  218.8  265.16  223.59

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Section  16(a)  of the  Securities  Exchange  Act of  1934  requires  the
Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

       The Company believes that, with the exception of the filings detailed below, during the Company's preceding fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except (i) Roger Ferguson filed two late Forms 4 with respect to the purchase of 4,000 shares of stock in May 1997, and the purchase of 10,000 shares of stock in July 1997; (ii) Tim Furst filed one late Form 4 with respect to the purchase and sale of 3,900 shares of stock in May 1997; (iii) Richard Meise filed one late Form 4 with respect to the purchase of 25,000 shares of stock in May 1997; (iv) Charles Mihaylo filed one late Form 3 related to his appointment as President and Chief Operating Officer of the Company in June 1997; (v) John O'Block filed one late Form 3 related to his appointment as Vice President and Chief Financial Officer of the Company in November 1997; (vi) Klaus Romanek filed one late Form 3 related to his appointment as Vice President and Managing Director of European Operations of the Company in October 1997; and (vii)

Dianne Walker filed one late Form 4 related to the purchase of 5,400 shares of stock in May 1997.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

       The following table sets forth, as of March 26, 1998, the number and percentage of outstanding shares of common stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock and by each director and Named Officer of the Company and by all directors and Named Officers of the Company as a group.

          Name and Address of                 Shares
         Beneficial Owner (1)         Beneficially Owned (1)       Percent Owned
         --------------------         ----------------------       -------------

Richard G. Meise (2)                         241,825                     3.0%

Charles V. Mihaylo (3)                        10,000                     *

Richard R. Douglas (4)                       121,811                     1.5%

David M. Coffin (5)                           27,870                     *

Tim M. Furst (6)                              16,328                     *

Robert M. Tanner (7)                          78,673                     *

William C. Turner (8)                         40,558                     *

Dianne C. Walker (9)                          31,000                     *

Roger C. Ferguson (10)                        34,500                     *

Steven G. Mihaylo (11)                        30,000                     *

Kent C. Mueller (12)                          20,000                     *

All directors and Named Officers
   as a group (11 persons) (13)              652,565                     8.0%


-----------------------
       * Represents less that 1% of the Company's outstanding common stock.
(1) To the Company's knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes hereunder. The address of Ms. Walker, and Messrs. Meise, C. Mihaylo, Douglas, Coffin, Furst, Tanner, Turner, Ferguson, S. Mihaylo, and Mueller is c/o Microtest, Inc., 4747 North 22nd Street, Phoenix, Arizona 85016.

(2) Represents 187,308 shares issuable upon exercise of options that either are exercisable immediately or within 60 days and 54,517 shares held by Mr. Meise. Does not include 33,579 shares issuable upon exercise of other options. Mr. Meise is the Chairman of the Board and Chief Executive Officer of the Company.
(3) Represents 10,000 shares held by Mr. Mihaylo. Does not include 325,000 shares issuable upon exercise of other options. Mr. Mihaylo is the President and Chief Operating Officer of the Company.
(4) Represents 113,592 shares issuable upon exercise of options that either are exercisable immediately or within 60 days and 8,219 shares held by Mr. Douglas. Does not include 30,390 shares issuable upon exercise of other options. Mr. Douglas was the Vice President of Operations and Chief Financial Officer; he retired from this position effective December 31, 1997.
(5) Represents 23,626 shares issuable upon exercise of options that either are exercisable immediately or within 60 days and 4,244 shares held by Mr. Coffin. Does not include 52,732 shares issuable upon exercise of other options. Mr. Coffin is the Vice President of Research and Development.
(6) Represents 12,726 shares issuable upon exercise of options that either are exercisable immediately or within 60 days and 3,602 shares held by Mr. Furst. Does not include 79,662 shares issuable upon exercise of other options. Mr. Furst is Vice President of Sales - Asia Pacific and The Americas.
(7) Represents 78,673 shares issuable upon exercise of options that either are exercisable immediately or within 60 days. Does not include 4,312 shares issuable upon exercise of other options. Mr. Tanner is Vice President of Marketing and Service.
(8) Represents 30,558 shares issuable upon exercise of options that either are exercisable immediately or within 60 days and 10,000 shares held by Mr. Turner. Does not include 8,000 shares issuable upon exercise of other options. Mr. Turner is a director of the Company.
(9) Represents 25,000 shares issuable upon exercise of options that either are exercisable immediately or within 60 days and 6,000 shares held by Ms. Walker. Does not include 8,000 shares issuable upon exercise of other options. Ms. Walker is a director of the Company.
(10) Represents 24,500 shares issuable upon exercise of options that either are exercisable immediately or within 60 days and 10,000 shares held by Mr. Ferguson. Does not include 8,000 shares issuable upon exercise of other options. Mr. Ferguson is a director of the Company.
(11) Represents 25,000 shares issuable upon exercise of options that either are exercisable immediately or within 60 days and 5,000 shares held by Mr. Mihaylo. Does not include 8,000 shares issuable upon exercise of other options. Mr. Mihaylo is a director of the Company.
(12) Represents 20,000 shares held by Mr. Mueller. Does not include 14,000 shares issuable upon exercise of other options. Mr. Mueller is a director of the Company.
(13)   Includes all shares included in notes (2) through (12) above.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

       The Company believes all transactions it has entered into with affiliates are at arm's length and on terms equivalent or similar to terms under which the Company would conduct business with unaffiliated third parties.

                                RELATIONSHIP WITH
                             INDEPENDENT ACCOUNTANTS

       The principal independent public accounting firm utilized by the Company during the fiscal year ended December 31, 1997, was Deloitte & Touche LLP, independent certified public accountants (the "Auditors"). It is presently contemplated that the Auditors will be retained as the principal accounting firm to be utilized by the Company during the current fiscal year. A representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if the Auditors so desire.

                              SHAREHOLDER PROPOSALS

       The Board of Directors will consider proposals from shareholders for nominations to the class of directors whose terms expire at the 1999 Annual
Meeting of Shareholders that are made in writing to the Secretary of the Company, are received at least 90 days prior to the 1999 Annual Meeting and contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications, as more fully provided in the Company's Certificate of Incorporation and Bylaws. Proposals of shareholders as to other matters intended to be presented at the 1999 Annual Meeting must be received by the Company by December 7, 1998, for inclusion in the Company's proxy materials relating to such Meeting.

                                  OTHER MATTERS

       The Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

                                        MICROTEST, INC.



     Richard G. Meise                     Charles V. Mihaylo
     Chief Executive Officer              President and Chief Operating Officer
     and Chairman of the Board

April 6, 1998

                                   APPENDIX A

                         1998 DIRECTOR COMPENSATION PLAN

                 ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

       1.1 Establishment of the Plan. Microtest, Inc., a Delaware corporation (the "Company"), establishes the "Microtest, Inc. 1998 Director Compensation Plan" (the "Plan") for its non-employee directors, as set forth in this document. The Plan sets forth the Board Compensation payable to non-employee directors and grants Nonqualified Stock Options to non-employee directors, subject to the terms below.

              Subject to the approval of the Plan by the Company's shareholders, the Plan will become effective January 1, 1998 (the "Effective Date"). However, Options granted under the Plan will be canceled if the Plan is not approved by the Company's shareholders at its next regularly scheduled shareholders' meeting after the Effective Date.

       1.2 Purpose of the Plan. The purpose of the Plan is to further the Company's short- and long-term objectives by attracting and retaining the services of non-employee directors of outstanding competence and by linking the personal interests of non-employee directors to those of the Company's shareholders.

       1.3 Duration of the Plan. The Plan will begin on the Effective Date and shall remain in effect until all Stock under the Plan has been granted or purchased according to the Plan's provisions or until the Board of Directors exercises its right to terminate the Plan. However, no Option may be granted under the Plan after December 31, 2007.

                     ARTICLE 2. DEFINITIONS AND CONSTRUCTION

       2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

       (a) "Anniversary Grant Date" means the date of the initial election or appointment of a non-employee director to the Board and, thereafter, the third business day following the public release of the Company's fiscal or quarterly earnings information immediately following the third anniversary of the non-employee director's initial election or appointment and each successive third year anniversary thereafter. For those individuals who have completed three years of service as a non-employee director as of the Effective Date, their Grant Date shall be the third business day following the public release of the Company's fiscal year-end earnings information immediately following the Effective Date.

       (b) "Annual Grant Date" means the third business day following the public release of the Company's fiscal year-end earnings information.

       (c) "Annual Retainer" means the annual fee payable by the Company to a non-employee director, including amounts payable for service as a chairperson of a committee of the Board, but excluding Board and committee meeting fees.

       (d) "Board" or "Board of Directors" means the Board of Directors of Microtest, Inc., and includes any committee of the Board of Directors designated by the Board to administer part or all of this Plan.

       (e) "Change of Control" means and includes each of the following:

       (1) any merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Stock immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or other voting securities of the surviving entity immediately after the merger;

       (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 40% of the assets or earning power of the Company and its subsidiaries (taken as a whole);

       (3) the shareholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company;

       (4) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act), other than any employee benefit plan of the Company or any subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's outstanding Stock or any beneficial owner of 20% or more of the Company's outstanding Stock as of the Effective Date shall becomes the beneficial owner of 50% or more of the Company's outstanding Stock; or

       (5) during any period of two consecutive years, individuals who at the beginning of such period fail to constitute a majority of the Board, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

       (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

       (g) "Committee" means the committee of the Board of Directors appointed by the Board to administer this Plan.

       (h) "Company" means Microtest, Inc., a Delaware corporation, or any successor thereto as provided in Section 10.2 herein.

       (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

       (j) "Fair Market Value" means the fair market value of such Stock as determined by the Board in its discretion, under one of the following methods:
(i) the closing price for the Stock as reported on any national securities exchange on which the Stock is then listed (which shall include the Nasdaq National Market) for that date or, if no price is so reported for that date, such price on the next preceding date for which the closing price was reported; or (ii) the price as determined by such methods or procedures as may be established from time to time by the Board.

       (k) "Non-employee director" means any individual who is a member of the Board of Directors, but who is not otherwise an employee of the Company.

       (l) "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares, granted under Article 7, which is not intended to be an incentive stock option qualifying under Code Section 422.

       (m) "Option" means a Nonqualified Stock Option under this Plan.

       (n) "Participant" means a non-employee director of the Company who has outstanding an award granted under the Plan.

       (o) "Stock" means the shares of common stock of Microtest, Inc..

       2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

       2.3 Severability. In the event that a court of competent jurisdiction determines that any portion of this Plan is in violation of any statute, common law, or public policy, then only such portion shall be stricken. All portions of this Plan that do not violate any statute or public policy shall continue in full force and effect.

                            ARTICLE 3. ADMINISTRATION

       3.1 The Committee. The Plan shall be administered by the Board or a Committee of two or more non-employee directors appointed by the Board to administer the Plan, subject to the restrictions set forth in this Plan. Except as otherwise provided, reference to the Committee shall refer to the Board if the Board does not appoint a Committee to administer the Plan.

       3.2 Administration by the Committee. The Committee shall have full power, discretion, and authority to interpret and administer this Plan in a manner which is consistent with the Plan's provisions. However, in no event shall the Committee have the power to take any action that would result in the Plan not being treated as a formula plan under Section 16 of the Exchange Act.

       3.3 Decisions Binding. All decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

                      ARTICLE 4. SHARES SUBJECT TO THE PLAN

       4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of shares of Stock available for grant under the Plan may not exceed 150,000. The Stock issued may be authorized and unissued Stock or Stock reacquired by the Company, as determined by the Committee.

       4.2 Lapsed Awards. If any Option granted under this Plan terminates, expires, or lapses for any reason, any Stock subject to purchase pursuant to such Option again shall be available for the grant under the Plan.

       4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Stock combination, or other change in the corporate structure of the Company affecting the Stock, the number and/or type of Stock subject to any outstanding Award, the Option exercise price per share under any outstanding Option, will be automatically adjusted so that the proportionate interests of the Participants will be maintained as before the occurrence of such event. Any adjustment pursuant to this Section 4.3 will be conclusive and binding for all purposes of this Plan.


                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

       5.1 Eligibility. Persons eligible to participate in this Plan are limited to non-employee directors.

       5.2 Actual Participation. All eligible non-employee directors shall receive an Annual Retainer under Article 6 and shall receive grants of Options pursuant to Article 7.

                          ARTICLE 6. BOARD COMPENSATION

       6.1 Annual Retainer. In consideration for service on the Board, each non-employee director shall be entitled to an Annual Retainer equal to $8,000 plus a $2,000 Annual Retainer for each committee membership, or such other amounts as determined from time to time by the Board. The Annual Retainer(s) shall be paid in quarterly installments provided that the non-employee director is providing services as a member of the Board on such date. If a non-employee director terminates service on the Board prior to the last day of a calendar quarter, the non-employee director shall be entitled to receive a pro rata portion of his Annual Retainer(s) for such quarter.

       6.2 Board and Committee Fees and Expenses. Each non-employee director shall be entitled to a fee equal to $1,500 for each Board meeting, a fee equal to $1,000 for each Board committee meeting that is not in conjunction with a Board meeting and a fee equal to $750 for each telephonic Board or committee meeting attended. Such amounts may be adjusted from time to time in the Board's discretion. In addition, the Company shall reimburse each non-employee director for reasonable expenses incurred by the non-employee director for traveling to and attending Board and Board committee meetings.

       6.3 Method of Payment. A non-employee director's Annual Retainer shall be paid in cash. The Board and Board committee fees will be paid in cash promptly after such meetings.

                            ARTICLE 7. OPTION GRANTS

       7.1 Annual Grant of Options. Subject to the limitation on the number of shares that may be awarded under this Plan, each non-employee director shall be granted an Option to purchase 1,000 shares of Stock on the Annual Grant Date occurring in 1998 and 5,000 shares of Stock on each Anniversary Date thereafter. The Option granted pursuant to this Section 7.1 shall be immediately vested and exercisable as of the relevant Annual Grant Date.

       7.2 Anniversary Grant of Options. Subject to the limitation on the number of shares that may be awarded under this Plan, each non-employee director shall be granted an Option to purchase 10,000 shares of Stock on each Anniversary Grant Date. The Option granted pursuant to this Section 7.2 shall vest 25% on the Anniversary Grant Date, 25% on the first anniversary of the Anniversary Grant Date, 25% on the second anniversary of the Anniversary Grant

Date, and the remaining 25% on the third anniversary of the Anniversary Grant Date provided, however, that a non-employee director shall not be permitted to exercise any Option granted under this Section 7.2 until he owns (beneficially or otherwise) 5,000 shares of Stock other than shares of Stock subject to unexercised options under this Plan or any other Company plan.

       7.3 Individual Award Agreement. Each Option grant shall be evidenced by an individual agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of this Plan.

       7.4 Option Price. The purchase price per share available for purchaser under an Option granted pursuant to this Article 7 shall be equal to the Fair Market Value on the Grant Date.

       7.5 Duration of Options. Unless earlier terminated, forfeited, or surrendered pursuant to a provision of this Plan, each Option granted under this
Article 7 shall expire on the tenth anniversary date of its grant.

       7.6 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of shares with respect to which the Option is to be exercised, accompanied by full payment for the Stock. The Option price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its acceptable equivalent, or (b) by tendering previously acquired Stock having a Fair Market Value at the time of exercise equal to the total Option price (provided that the Stock tendered upon Option exercise have been held by the Participant for at least six
(6) months prior to their tender to satisfy the Option price), or (c) by a combination of (a) and (b). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

       7.7 Restrictions on Share Transferability. To the extent necessary to ensure that Options granted under this Article 7 comply with applicable law, the Board shall impose restrictions on any Stock acquired pursuant to the exercise of an Option under this Article 7, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Stock is then listed and/or traded, and under any blue sky or state securities laws applicable to such Stock.

       7.8 Termination of Service on the Board of Directors. If the service of a Participant on the Board terminates for any reason, any outstanding Options that are not vested as of such dated shall be forfeited. The Options that are otherwise exercisable as of the date of such termination shall be exercisable by the Participant for one year after such termination, unless the Options expire earlier under Section 7.5.

       7.9 Nontransferability of Options. No Option granted under this Article 7 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under this Article 7 shall be exercisable during his or her lifetime only by such Participant.

                          ARTICLE 8. CHANGE IN CONTROL

       In the event of a Change in Control of the Company, all Options granted under this Plan that are still outstanding and not yet vested, shall become immediately vested and exercisable. Upon, or in anticipation of, such an event, the Committee may cause every Option outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Options during a period of time as the Committee shall determine, except in the event that the surviving or resulting entity agrees to assume the Options on terms and conditions that substantially preserve the Participant's rights and benefits of the Option then outstanding.

               ARTICLE 9. AMENDMENT, MODIFICATION, AND TERMINATION

       9.1 Amendment, Modification, and Termination. The Board may, at any time and from time to time, terminate, amend or modify the Plan; provided, however that to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

       9.2 Awards Previously Granted. Unless required by law, no termination, amendment, or modification of this Plan shall in any manner adversely affect any Option previously granted under this Plan, without the written consent of the Participant holding such Option.

                            ARTICLE 10. MISCELLANEOUS

       10.1 Beneficiary Designation. Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

       10.2 Successors. All obligations of the Company under this Plan, with respect to Options, cash or Stock granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

       10.3 Requirements of Law. The granting of Options, cash and Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision set forth in this Plan, the Committee may, at its sole discretion, terminate, amend, or modify this Plan in any way necessary to comply with the applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission as interpreted pursuant to no-action letters and interpretive releases.

       10.4 Governing Law. This Plan, and all agreements hereunder, shall be governed by the laws of the State of Delaware.

                                           Please Detach and Mail in the Envelope Provided
------------------------------------------------------------------------------------------------------------------------------------
                          ____                                                                                    |
A [X}  Please mark your  |                                                                                        |
       votes as in this  |                                                                                        |
       example.                                                                                                   |______

                 VOTE FOR
                NOMINEES     WITHHELD FOR
              listed below       ALL                                                                       FOR   AGAINST  ABSTAIN
                 _____          _____                                                                      ____    ____     ____
1. ELECTION     |     |        |     |                                  2. Approval of the 1998 Director  |    |  |    |   |    |
   OF TWO       |     |        |     |  Nominees:  Richard G. Meise        Compensation Plan.             |    |  |    |   |    |
   DIRECTORS    |_____|        |_____|             Steven G. Mihaylo                                       |____|  |____|   |____|

WITHHELD FOR (Write that nominee's name in                              THIS PROXY WILL  BE VOTED AS  DIRECTOR OR, IF NO CONTRARY
the space provided  below)                                              DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF
                                                                        DIRECTOR NOMINEES, APPROVAL OF 1998 DIRECTOR COMPENSATION
                                                                        PLAN, AND AS PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS
                                                                        AS MAY COME BEFORE THE MEETING.
__________________________________________





Signature(s)________________________________________________________________________________________________  Date ______________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
PLEASE PRESENT THIS TICKET FOR ADMISSION TO THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 12, 1998, AT 10:00 A.M., ARIZONA TIME, AT THE DOUBLETREE LA POSADA RESORT, 4949 EAST LINCOLN DRIVE, SCOTTSDALE, ARIZONA.
--------------------------------------------------------------------------------


      Please mark your
A[X]  votes as in this
      example


                       VOTE FOR
                       NOMINEES     WITHHELD FOR
                     listed below       ALL

1. ELECTION OF           [  ]           [  ]       Nominees: Richard G. Meise
   TWO DIRECTORS                                             Steven G. Mihaylo


WITHHELD FOR (Write that nominee's name in the space provided below)




------------------------------------------


                                                       FOR    AGAINST   ABSTAIN
2. Approval of the 1998 Director Compensation Plan.    [  ]    [  ]       [  ]

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTOR NOMINEES, APPROVAL OF 1998 DIRECTOR COMPENSATION PLAN, AND AS PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.



Signature(s)                                                 Date
             -----------------------------------------------      --------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.